Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of REMSleep Holdings, Inc. (the “Company”) on Form 10-Q for the year ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kenneth Stead, Principal Executive Officer and Matthew Sullivan, Principal Financial Officer of the registrant, certifies, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.

The Report on Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and the Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date:	January 30, 2015	By:	/s/ Kenneth Stead
Name: Kenneth Stead
Title: Principal Executive Officer

Date:	January 30, 2015	By:	/s/ Matthew Sullivan
Name: Matthew Sullivan
Title: Principal Financial Officer